Exhibit 99.2

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

SUPPLEMENTAL DATA

RECONCILIATION OF OPERATING EARNINGS TO EBITDA

In Thousands

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Reconciliation of operating earnings to EBITDA:
Operating earnings	$6,842	$10,094	$36,505	$46,896
Depreciation	3,104	2,310	10,849	7,843
EBITDA	$9,946	$12,404	$47,354	$54,739

We define EBITDA as earnings before interest, taxes, depreciation and amortization. EBITDA is a supplemental non-GAAP financial measure commonly used by management and industry analysts to evaluate our operations. We believe that EBITDA provides useful information to investors regarding our ability to service debt. EBITDA should not be construed as an alternative to operating earnings (as an indicator of our operating performance) or cash flows from operations (as a measure of liquidity) as determined in accordance with accounting principles generally accepted in the United States of America. Not all companies calculate EBITDA in the same manner, and EBITDA as presented by Dover Downs Gaming & Entertainment, Inc. may not be comparable to similarly titled measures presented by other companies.